UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 29, 2026

Date of Report (Date of earliest event reported)

TRILLER GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38909	33-1473901
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7119 West Sunset Boulevard, Suite 782
Los Angeles, CA	90046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 893-5090

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ILLR	NASDAQ Capital Market
Warrants, each warrant exercisable for one-quarter of one share of Common Stock for $23.00 per full share	ILLRW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Receipt of Exception to Regain Compliance with Nasdaq Bid Price Rule

On May 29, 2026, the Nasdaq Hearings Panel (the “Panel”) notified Triller Group Inc. (“Triller” or the “Company”) that the Panel determined to grant Triller an exception to the Listing Rules of The Nasdaq Stock Market (“Nasdaq” or the “Exchange”) until June 30, 2026 in order to regain compliance with Listing Rule 5550(a)(2) (the “Bid Price Rule”).

As previously disclosed on April 24, 2026, following a successful appeal by the Company to the Nasdaq Stock Market Listing and Hearing Review Council (the “Listing Council”) which modified a previous December 26, 2025 decision by a Nasdaq Hearings Panel to delist the securities of the Company and suspend trading of the Company’s shares for non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Periodic Filing Rule”), the securities of the Company resumed trading on the Exchange on April 16, 2026. The Listing Council had issued its decision on March 24, 2026 (the “Listing Council Decision”). The resumption of trading occurred on the day after the Company satisfied the conditions of the Listing Council Decision, upon Triller having demonstrated its current compliance with the Periodic Filing Rule by filing with the Securities and Exchange Commission the Company’s Annual Report on Form 10-K for the year-ended December 31, 2025.

Following the Decision by the Listing Council and prior to the resumption of Triller’s securities trading on the Exchange, on April 6, 2026, the Nasdaq Regulation Staff (“Staff”) submitted to the Listing Council a “Clarification Request” seeking to amend the Listing Council Decision, which the Listing Council limited to the Periodic Filing Rule, to assert non-compliance by the Company with the “Bid Price Rule”. Under Nasdaq Listing Rule 5810(d), the Staff issued a Determination Letter as an additional deficiency notification, and “[sought] guidance” from the Listing Council relating to bid price compliance. On April 20, 2026, the Company filed with the Listing Council the Company’s response to the Staff’s request “seeking guidance.” On April 21, 2026, the Listing Council, after reviewing the Staff’s and the Company’s submissions, notified Staff and the Company that the Listing Council believed that it is up to the Panel to adjudicate the Company’s Bid Price Rule noncompliance and remanded the matter to the Panel.

On April 24, 2026, the Company submitted its response to the Panel, and included a request for a new exception period, pursuant to Nasdaq Listing Rule 5815(c)(1)(A), to regain compliance with the Minimum Bid Price Requirement. Following briefing by the Company and the Staff, on May 29, 2026, the Company received a letter from the Panel stating that it had determined to grant the Company an exception to the Bid Price Rule, pursuant to which the Company must demonstrate compliance with the Bid Price Rule by achieving a closing bid price of $1.00 or more for ten (10) consecutive business days on or before June 30, 2026.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
99.1	Press release
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLER GROUP INC.

By:	/s/ Shu Pei Huang, Desmond
	Name:	Shu Pei Huang, Desmond
	Title:	Acting Chief Financial Officer

Dated: June 2, 2026

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